UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 5, 2009

STANDARD PACIFIC CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-10959	33-0475989
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Technology Drive Irvine, California	92618
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 789-1600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Departure of Executive Officers.

As previously reported, in connection with the settlement of various employment related claims, including claims for payment of a 2008 bonus and pursuant to a change in control agreement between the Company and each executive, Clay A. Halvorsen, the Company’s Executive Vice President, General Counsel and Secretary and Andrew H. Parnes, the Company’s Executive Vice President and Chief Financial Officer, resigned from their positions with the Company, effective February 20, 2009 and February 24, 2009, respectively.

The terms of the settlement and release agreement between the Company and Mr. Halvorsen, which became effective March 5, 2009, provide, among other things, that, in exchange for a settlement of claims between the parties, Mr. Halvorsen will receive a lump sum payment of $1.55 million and reimbursement of up to twenty-four months of COBRA/Cal-COBRA payments.  Mr. Halvorsen will also have a period of ninety days to exercise any vested stock options. The $1.55 million payment to Mr. Halvorsen represents approximately 57% of the amount that could be asserted as due under his 2008 bonus arrangement and change in control agreement.

The terms of the settlement and release agreement between the Company and Mr. Parnes, which became effective March 6, 2009, provide, among other things, that, in exchange for a settlement of claims between the parties, Mr. Parnes will receive a lump sum payment of $2.4 million and reimbursement of up to twenty-four months of COBRA/Cal-COBRA payments.  Mr. Parnes will also have a period of ninety days to exercise any vested stock options.  The $2.4 million payment to Mr. Parnes represents approximately 57% of the maximum amount that could be asserted as due under his 2008 bonus arrangement and change in control agreement.

A copy of the settlement and release agreements between the Company and each of Mr. Halvorsen and Mr. Parnes are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

10.1	Clay A. Halvorsen Settlement and Release Agreement

10.2	Andrew H. Parnes Settlement and Release Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 9, 2009

STANDARD PACIFIC CORP.

By:	/s/ Kenneth L. Campbell
Kenneth L. Campbell Chief Executive Officer and President

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

10.1	Clay A. Halvorsen Settlement and Release Agreement
10.2	Andrew H. Parnes Settlement and Release Agreement